EXHIBIT 4.1
                             FIDBANK CAPITAL TRUST I
                                 TRUST AGREEMENT


      THIS TRUST AGREEMENT, dated as of July 14, 1998, is by and between (i) Fidelity BancShares (N.C.), Inc., a Delaware corporation (the "Depositor"), and
(ii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee ("Trustee"). The Depositor and the Trustee hereby agree as follows:

      1. The trust created hereby (the "Trust") shall be known as "FIDBANK Capital Trust I."

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor.

      3. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.

      4. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

      5. The Depositor, the Trustee and others will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-1 (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustee and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

      6. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the
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registration of the Capital Securities of the Trust under Section 12(b) of the
Securities Exchange Act of 1934, as amended; (ii) to file with the American Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the American Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Depositor and the underwriter or underwriters of the Capital Securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the American Stock Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Bankers Trust (Delaware), in its capacity as trustee of the Trust, shall not be require to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the American Stock Exchange or state securities or Blue Sky laws. In connection with all of the foregoing, each of the Trustee, solely in its capacity as trustee of the Trust, and the Depositor hereby constitute and appoint Jeffrey W. Slack as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

      7. This Trust Agreement may be executed in one or more counterparts.

      8. The number of trustees initially shall be one (1) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of trustees; provided, however, that, to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon thirty (30) days' prior written notice to the Depositor.

      9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.
                                    FIDELITY BANCSHARES (N.C.) , INC.
                                    as Depositor

                                    By:  /s/ Jeffrey W. Slack
                                         -------------------
                                    Name:    Jeffrey W. Slack
                                    Title:   Senior Vice President


                                    BANKERS TRUST (DELAWARE),
                                    as Delaware trustee, and not in its
                                    individual capacity


                                    By: /s/ M. Lisa Wilkins
                                    ------------------------
                                    Name:   M. Lisa Wilkins
                                    Title:  Assistant Secretary


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                    AMENDMENT NO. 1 TO TRUST AGREEMENT
                                    OF
                          FIDBANK CAPITAL TRUST I

            This Amendment No. 1 to Trust Agreement of FIDBANK Capital Trust I (this "Amendment"), is entered into by and between Fidelity BancShares (N.C.), Inc., a Delaware corporation, as depositor (the "Depositor"), and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee").

            WHEREAS, the Depositor and the Delaware Trustee heretofore created and continued a business trust known as FIDBANK Capital Trust I (the "Trust") pursuant to and in accordance with the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.), as amended from time to time, and the Trust Agreement of the Trust, dated as of July 14, 1998 (the "Original Agreement");

            WHEREAS, in accordance with the terms of the Original Agreement, the Depositor and the Delaware Trustee hereby consent to the adoption of this Amendment; and

            WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                 AMENDMENT

            Notwithstanding anything in the Original Agreement to the contrary, the parties hereto amend Section 6 of the Original Agreement by deleting the reference to "Jeffrey W. Slack" contained therein and substituting therefor a reference to "Billy T. Woodard".

                               MISCELLANEOUS

            1. Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

            2. Full Force and Effect. Except to the extent modified hereby, the Original Agreement shall remain in full force and effect.

            3. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

            4. Governing Law. This Amendment shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the 21st day of July, 1998.

                              DEPOSITOR:
                        FIDELITY BANCSHARES (N.C.), INC.


                              By:  /s/    Billy T. Woodard
                                   -----------------------
                                    Name: Billy T. Woodard
                                    Title: Chairman and CEO


                              TRUSTEE:
                      BANKERS TRUST(DELAWARE), as Delaware
                   trustee and not in its individual capacity


                              By:   /s/   M. Lisa Wilkins
                                    ----------------------
                                    Name: M. Lisa Wilkins
                                    Title: Assistant Secretary